Exhibit 10.3

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE

AERSALE CORPORATION
2020 EQUITY INCENTIVE PLAN

AerSale Corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Performance Restricted Stock Units (“PSUs”) set forth below. The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance Restricted Stock Unit Agreement (attached hereto), any Exhibit attached thereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:

Grant Date:

Performance Period:	The Performance Period begins and ends .

Within a reasonable period of time following the end of the Performance Period (and in any event prior to the 90-day anniversary of the last day of the Performance Period or, if earlier, March 15 of the year following the calendar year in which the Performance Period ends), the Committee will determine the extent to which the Performance Criteria set forth below have been satisfied (the date of such determination, the “Determination Date”). Subject to the achievement of the Performance Criteria set forth below and provided that the Participant has not undergone a Termination for reasons other than Retirement (as defined below) prior to the Determination Date, the PSUs will be earned on the Determination Date.

Target Number of

PSUs:

Vesting Schedule:	The PSUs will be eligible to vest as follows:

100% of the PSUs that are earned on the Determination Date, if any, will vest on the Determination Date, provided that the Participant has not undergone a Termination for reasons other than Retirement prior to such Vesting Date.

To the extent any PSUs are vested, the Company will deliver to Participant a number of shares of Common Stock equal to the number of PSUs with respect to which the Performance Criteria has been satisfied on or as soon as reasonably practicable following the applicable Vesting Date (and in no event later than 30 days following the applicable Vesting Date), pursuant to Section 3 of the Performance Restricted Stock Unit Agreement.

Notwithstanding anything in this Grant Notice or the Performance Restricted Stock Unit Agreement to the contrary, if the Participant Terminates after the nine (9) month anniversary of the Grant Date and such Termination constitutes a Retirement, then any unearned and unvested PSUs shall remain outstanding and eligible for earning and, if earned on the Determination Date, shall continue to vest in the amounts set forth above on each Vesting Date irrespective of the Participant’s Termination due to Retirement.

For purposes of this Grant Notice and the Performance Restricted Stock Unit Agreement, “Retirement” means a Participant’s voluntary Termination after satisfying each of the following requirements: (a) the Participant has attained age 65 with at least five (5) years of continuous service with the Company and/or one or more of its Subsidiaries or Affiliates; (b) unless otherwise agreed to in writing by the Company, the Participant has provided the Company with at least 12 months advance written notice of his or her intent to Retire; and (c) the Participant has signed (and not revoked) a standard release of claims in favor of the Company (such release including a 12 month non-competition covenant, non-solicitation covenant, and other standard restrictive covenants) and any other documentation reasonably requested by the Company at the time of the Grantee’s Retirement.

Performance Criteria:

Performance Period		Adjusted EBITDA Performance Criteria The PSUs earned for the Performance Period will be based on the Company’s achievement of Adjusted EBITDA targets (as set forth below). Adjusted EBITDA Achievement

		Minimum	Target	Maximum
	Adjusted EBITDA 3-Year Cumulative	$	$	$
	PSU Vesting Percentage	%	%	%

Adjusted EBITDA performance achievement and PSU Vesting Percentages between Target and Maximum levels will be determined based on linear interpolation between the applicable targets.

The number of PSUs eligible to be earned and vest will be equal to the product of (i) the Target Number of PSUs and (ii) the PSU Vesting Percentage, as determined based on the Company’s achievement of the Adjusted EBITDA Performance Criteria set forth above.

No PSUs will be become vested and earned if the Company does not achieve at least the Target level in Adjusted EBITDA for the Performance Period. If the Company’s Adjusted EBITDA performance achievement during the Performance Period exceeds the Maximum level, then the number of PSUs vested and earned will equal the number based on PSU Vesting Percentage for Maximum performance.

“Adjusted EBITDA” is defined as: Net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), equity compensation, related items to discontinued operations, and one-time adjustments and non-recurring items.

[Signature Pages and Performance Restricted Stock Unit Agreement Follow]

AERSALE CORPORATION

By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN.

PARTICIPANT

[Signature Page to PSU Agreement]

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

AERSALE CORPORATION

2020 EQUITY INCENTIVE PLAN

(Employees)

Pursuant to the Performance Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Restricted Stock Unit Agreement (this “Performance Restricted Stock Unit Agreement”) and the AerSale Corporation 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), AerSale Corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.

Grant of PSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the PSUs as provided in the Grant Notice (with each PSU representing an unfunded, unsecured right to receive one share of Common Stock). The target number of PSUs set forth in the Grant Notice is the target number of PSUs that may be earned under this Performance Restricted Stock Unit Agreement. The number of PSUs that may actually be earned under this Performance Restricted Stock Unit Agreement ranges from between 0% and 200% of such target number of PSUs. The Company may make one or more additional grants of PSUs to the Participant under this Performance Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Performance Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional PSUs hereunder and makes no implied promise to grant additional PSUs.

2.	Vesting. Subject to the conditions contained herein and in the Plan, the PSUs shall vest as provided in the Grant Notice.
3.

Settlement of PSUs. The Company will deliver to the Participant, without charge, as soon as reasonably practicable following the applicable Vesting Date (and in no event later than 30 days following the applicable Vesting Date)), one share of Common Stock for each PSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested PSU shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party stock plan administrator. Notwithstanding anything in this Performance Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4.

Treatment of PSUs Upon Termination. To the extent they do not contradict the vesting provisions provided in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, in the event the Participant undergoes a Termination for reasons other than Retirement and the Participant is a party to the Company’s Severance Plan or any other applicable written agreement with the Company providing for the payment of equity awards upon the Participant’s Termination (a “Severance Arrangement”), such Severance Arrangement will control with respect to the treatment of the PSUs upon the Participant’s Termination for reasons other than Retirement.

5.	Company; Participant.
(a)	The term “Company” as used in this Performance Restricted Stock Unit Agreement (including any Exhibit attached hereto) with reference to employment shall include the Company and its Subsidiaries.
(b)

Whenever the word “Participant” is used in any provision of this Performance Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the PSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.

Non-Transferability. The PSUs are not transferable by the Participant and no assignment or transfer of the PSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the PSUs shall terminate and become of no further effect.

7.

Rights as Shareholder; No Dividend Equivalents. The Participant shall have no rights as a shareholder with respect to any share of Common Stock (whether in respect of voting or dividend or distribution rights or otherwise) underlying a PSU unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock.

8.	Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
9.

Section 409A. It is intended that the PSUs granted hereunder shall be exempt from, or comply with, Section 409A of the Code and all provisions of the Grant Notice and Performance Restricted Stock Unit Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The provisions of Section 13(t) of the Plan are incorporated herein by reference and made a part hereof. If the Company concludes that this Performance Restricted Stock Unit Agreement is subject to the requirements of Section 409A of the Code, neither the time nor the schedule of the payment of the PSUs may be accelerated or subject to a further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations. In addition, if the Company concludes that this Performance Restricted Stock Unit Agreement is subject to the requirements of Section 409A of the Code, payment of the PSUs may be delayed only in accordance with Section 409A of the Code and the applicable regulations. Installment payments shall be treated as separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

10.

Notice. Every notice or other communication relating to this Performance Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Sr. Vice President of Human Resources, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11.

No Right to Continued Service. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Company. This Performance Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12.	Binding Effect. This Performance Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.
13.

Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Performance Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14.

Clawback / Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the PSUs; or (ii) requiring that the Participant forfeit any gain realized on the settlement of the PSUs or the disposition of any shares of Common Stock received upon settlement of the PSUs, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all PSUs shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

15.

Governing Law and Venue. This Performance Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Restricted Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Restricted Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16.

Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

17.

Restrictive Covenants. The Participant acknowledges and agrees that the Participant is, or, unless otherwise determined by the Company, will become, party to an agreement with the Company which contains restrictive covenant obligations with respect to the Participant (any such agreement(s), a “Restrictive Covenant Agreement”). The Participant hereby acknowledges and reaffirms the Participant’s obligations under any such Restrictive Covenant Agreement and hereby acknowledges and agrees that any breach of a Restrictive Covenant Agreement will constitute Detrimental Activity under the Plan.

18.

Exhibit for Non-US Participants. If the Participant is residing and/or working outside of the United States, the PSUs shall be subject to any special provisions set forth in Exhibit A to this Performance Restricted Stock Unit Agreement. If the Participant becomes based outside the United States during the life of the PSUs, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Performance Restricted Stock Unit Agreement.

19.

Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, provided that such termination or amendment of the Plan shall not materially and adversely affect the Participant’s rights under this Agreement without the Participant’s written consent; (b)

the award of the PSUs made under this Performance Restricted Stock Unit Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Performance Restricted Stock Unit Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy, or resignation.

20.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or a third party designated by the Company.

21.

Entire Agreement. This Performance Restricted Stock Unit Agreement (including, without limitation, any Exhibit attached hereto), the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Exhibit A

Additional Terms and Conditions